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                                                                     Exhibit 8.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]




                                March 29, 2002





Fleet Credit Card Funding Trust
600 North Wakefield Drive
Suite:  DE EH 60002P
Newark, Delaware  19702




            Re:  FLEET CREDIT CARD MASTER TRUST II
                 FLEET CREDIT CARD FUNDING TRUST (TRANSFEROR)
                 REGISTRATION STATEMENT ON FORM S-3 NOS. 333-73728 AND 333-73728-01


Ladies and Gentlemen:


     We have acted as counsel for Fleet Credit Card Funding Trust, a Delaware business trust ("FCCF"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on November 20, 2001 with the Securities and Exchange Commission (the "Commission"), as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed on March 29, 2002 with the Commission, under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (collectively, the "Certificates") to be issued from time to time in series (each, a "Series") and representing an undivided interest in Fleet Credit Card Master Trust II (the "Trust"). Such Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), among FCCF, as Transferor, Fleet Bank (RI), National Association (the "Bank"), as Servicer, and Bankers Trust Company, as Trustee.


            We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the heading "Federal Income Tax Consequences," and the statements set forth in the prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

            We note that the form of Prospectus Supplement does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction. In the event that our opinions referred to in the preceding paragraph were to require modification in the context of an actual transaction, we hereby undertake, if we are special tax


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Fleet Credit Card Funding Trust
March 29, 2002
Page 2


counsel to FCCF with respect to such transaction, to include any such modifications in a tax opinion (including a consent to filing) filed with the Securities and Exchange Commission pursuant to a post-effective Amendment or Form 8-K prior to the time of sales.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP